UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2007

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2007 Annual Meeting of Shareholders held on May 8, 2007, the shareholders of U-Store-It Trust (the "Company") approved the U-Store-It Trust 2007 Equity Incentive Plan (the "Plan"). Company employees (and employees of Company subsidiaries or affiliates), executive officers (including our principal executive officer, principal financial officer and certain named executive officers), consultants, and Trustees are eligible to participate in the Plan. A total of 3,900,000 common shares of the Company are available for issuance pursuant to awards granted under the Plan. The Plan permits the grant of the following types of awards: stock options, both incentive stock options and nonqualified stock options; share appreciation rights; restricted shares and restricted share units; performance awards; other share-based awards; and non-employee trustee awards.

The Plan, which is included as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007, and the description of the Plan included under the caption "Proposal 2: Approval of U-Store-It Trust 2007 Equity Incentive Plan" in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2007, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The Plan is incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

May 11, 2007	By:	Kathleen A. Weigand

Name: Kathleen A. Weigand
Title: Executive Vice President, General Counsel and Secretary